UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2021
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2021, the Talent Development and Compensation Committee of Pinterest, Inc. (the “Company”) approved an amended and restated executive severance and chance in control agreement (the “Amended and Restated Severance Agreement”) for certain members of senior management, including Todd Morgenfeld, Christine Flores and Naveen Gavini (the “executives”) which supersedes the form of executive severance and change in control agreement (the “Initial Severance Agreement”) filed as exhibit 10.14 to the Form S-1/A with the Securities and Exchange Commission on April 8, 2019 with respect to each of the executives.
The Amended and Restated Severance Agreement provides that if (a) an executive is terminated by the Company without cause (either in connection with or apart from a change in control of the Company) or (b) an executive terminates employment for Good Reason within the 90 days preceding or one year following a change in control of the Company, the Company will make a cash payment to the executive in an amount equal to 24 months of the executive’s Base Salary (provided that the number of months of the executive’s Base Salary to which the executive is entitled shall be reduced by one month for each full month that executive has been employed by the Company up to a maximum reduction of 12 months (such number of months as determined on the Termination Date, the “Applicable Number of Months”)) and a cash payment equal to the cost of Company-paid health insurance continuation coverage equal to the Applicable Number of Months, in each case, less applicable tax withholdings.

The Amended and Restated Severance Agreement further provides that if an executive is terminated without cause (not in connection with a change in control of the Company), to the extent that any Awards held by the executive as of immediately prior to the termination would have otherwise vested, subject to the executive's Continuous Service, over the course of the Applicable Number of Months following the Termination Date, such Awards shall fully vest as of the Termination Date. There was no change to the terms of outstanding Awards in the event of a change in control of the Company as laid out in the Initial Severance Agreement.

All of the payments and benefits provided under the Amended and Restated Severance Agreement are subject to the executive’s execution of a general release of claims against the Company and continued adherence to the terms of the executive’s confidential information and invention assignment agreement with the Company. In addition, these payments and benefits are subject to a “best net after-tax” provision in the event that the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code.

All defined terms used herein shall have the same meaning as set forth in the Amended and Restated Severance Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2021, the Company announced that the Board of Directors approved a change of the Company’s registered agent and registered office effective immediately. The Company filed a Change of Registered Agent and/or Registered Office (the "Certificate of Change") with the Secretary of State of the State of Delaware to change the Company's registered agent to Corporation Service Company, and its registered office to 251 Little Falls Drive, County of New Castle, Wilmington, Delaware 19810. The Certificate of Change was approved by the Company's Board of Directors in accordance with Delaware Law and has the effect of amending Article II of the Restated Certificate of Incorporation of the Company and section 1.1 of the Company’s Amended and Restated Bylaws.
A copy of the Certificate of Change and Amended & Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Change of Registered Agent
3.2	Amended and Restated Bylaws of Pinterest, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: December 21, 2021	By:	/s/ Christine Flores
Christine Flores
General Counsel and Corporate Secretary